                     NON-TRANSFERABLE STOCK OPTION AGREEMENT


          THIS NON-TRANSFERABLE STOCK OPTION AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, the "AGREEMENT") is dated as of the 31st day of January, 1997, and is entered into between WEI ACQUISITION CO., a Delaware corporation (the "COMPANY"), and A&M INVESTMENT ASSOCIATES #3, LLC, a Delaware limited liability company (the "OPTIONEE").


                               W I T N E S S E T H


          WHEREAS, pursuant to the Debtors' First Amended Chapter 11 Plan, as Revised for Technical Corrections dated October 4, 1996 and Supplemental Amendments on December 2, 1996 and December 13, 1996 (the "POR") and an Asset Purchase Agreement dated as of January 31, 1997 (the "ASSET PURCHASE AGREEMENT"), the Company will acquire substantially all of the assets of Wherehouse Entertainment, Inc., and its parent, WEI Holdings, Inc., which companies are debtors and debtors-in-possession (collectively, the "DEBTORS"), in Case No. 95-911 (HSB) (Jointly Administered) (the "BANKRUPTCY CASE") in the Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"); and

          WHEREAS, the Company, the Optionee, Alvarez & Marsal, Inc. ("A&M"), Cerberus Partners, L.P. and certain of A&M's employees have entered into a Management Services Agreement dated as of January 31, 1997 (the "MANAGEMENT SERVICES AGREEMENT"), which will become effective on the Effective Date (as defined below) and, pursuant to the terms thereof, the Company has granted to the Optionee options to purchase authorized but unissued shares of Common Stock, $0.01 par value per share, of the Company (the "COMMON STOCK"), upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the services of Optionee provided and to be provided to the Company under the Management Services Agreement, the mutual promises and covenants made herein, the parties agree as follows:

          1. DEFINED TERMS, EFFECTIVENESS. This Agreement, and the options granted hereunder, shall become effective on the date on which the POR becomes effective by order of the Bankruptcy Court (the "EFFECTIVE DATE"). Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the POR. The term "SHARES", as used herein, refers to shares of the Common Stock and of any stock or any other securities or property into which the Shares may hereafter be changed.

          2.   GRANT OF OPTION; EXERCISE PRICE; EXERCISABILITY PERIOD.

          (a) GRANT OF OPTION AND EXERCISE PRICE. Subject to the terms and conditions set forth herein, this Agreement evidences the Company's grant to the Optionee of the following options:

               (1) the right and option to purchase all or any part of an aggregate of 331,127 shares of the Common Stock, (which, on the Effective Date, equals three and one/third percent (3 1/3%) of 9,933,808 Shares, which is the total number of Shares issued and outstanding and into which any convertible or exercisable securities may be converted or exercised on a diluted basis, in each case, pursuant to the POR, taking into account any Warrants issued pursuant to the POR (the "BASELINE OUTSTANDING SHARES")), at a purchase price (the "FIRST OPTION EXERCISE PRICE") equal to $9.56, as such number of shares and purchase price may from time to time be adjusted hereunder (such option, the "FIRST OPTION");

               (2) the right and option to purchase all or any part of an aggregate of 331,127 additional Shares (which, on the Effective Date, equals an additional three and one/third percent (3 1/3%) of the Baseline Outstanding Shares), at a purchase price (the "SECOND OPTION EXERCISE PRICE") equal to $11.58, as such number of shares and purchase price may from time to time be adjusted hereunder (the "SECOND OPTION"); and

               (3) the right and option to purchase all or any part of an aggregate of 331,126 additional (which, on the Effective Date, equals an additional three and one/third percent (3 1/3%) of the Baseline Outstanding Shares), at a purchase price (the "THIRD OPTION EXERCISE PRICE") equal to $14.10,(1) as such number of shares and

------------------------------

     (1) The First Option Exercise Price, the Second Option Exercise Price and the Third Option Exercise Price as set forth in this Section 2(a) have
been calculated based on the following formulas:   (i) the First Option Exercise
Price equals the quotient of $95,000,000 divided by the Baseline Outstanding Shares; (ii) the Second Option Exercise Price equals the quotient of $115,000,000 divided by the Baseline Outstanding Shares; and (iii) the Third Option Exercise Price equals the quotient of $140,000,000 divided by the Baseline Outstanding Shares. The parties agree and acknowledge that the Company may, after the Effective Date, issue additional shares of Common Stock pursuant to Section 5.05(a) of the POR, and in order to account for the issuance of such additional shares, the number of Shares purchasable upon exercise of each A&M Option, and the First Option Exercise Price, the Second Option Exercise Price and the
       purchase price may from time to time be adjusted hereunder (the "THIRD OPTION; the First Option, the Second Option and the Third Option, being referred to herein individually as an "A&M OPTION," and, collectively, as the "A&M OPTIONS").


          (b) EXERCISABILITY PERIOD. Subject to Section 6 hereof, the options to purchase Shares under each A&M Option shall vest and become exercisable in equal monthly installments on the last day of each month commencing on the last day of the first month succeeding the Effective Date through October 31, 1998, and each unexpired and unexercised A&M Option shall expire and cease to become exercisable at 5:00 p.m. (Pacific time) on the sixth anniversary of the Effective Date (the "EXPIRATION DATE"). The First Option Exercise Price, the Second Option Exercise Price and the Third Option Exercise Price and the number of Shares purchasable upon exercise of each A&M Option shall be subject to adjustment as provided in Section 8. Notwithstanding anything to the contrary contained in this Agreement, each A&M Option, and the rights of the Company and the Optionee with respect to each A&M Option, shall be subject to, and be governed by, the provisions of Sections 7 and 8 of the Management Services Agreement, as such Sections 7 and 8 apply to the A&M Options.

          3. EXERCISABILITY OF OPTION. Upon payment of the exercise price at the time in effect hereunder with respect to the A&M Option being exercised, the Company shall cause to be issued and shall deliver to the Optionee a certificate for the Shares issuable upon such exercise. Such certificate shall be deemed to have been issued as of the date of the surrender of the A&M Option being exercised as to such number of Shares and payment of the exercise price. If less than all of any A&M Option is exercised, Optionee or the Company may request an exchange of this Agreement for a new option agreement in substantially the same form in respect of the remaining number of Shares subject to such A&M Option. Fractional share interests shall be disregarded, but may be accumulated. No fewer than 50 Shares may be purchased at any one time, unless the number purchased is the total number at the time remaining for purchase under the A&M Option being exercised. No adjustment shall be made for any cash dividends on Shares issuable on the exercise of the A&M Option being exercised.

          4. METHOD OF EXERCISE OF OPTION. (a) DELIVERY OF NOTICE AND PURCHASE PRICE. Each A&M Option shall be exercisable by the delivery to the Company of a written notice substantially in the form of EXHIBIT A hereto stating the number of Shares to be purchased pursuant to the A&M Option being exercised and accompanied by payment in full in accordance with the provisions of Section 4(b), in an amount equal to the exercise price per Share of the A&M Option being exercised multiplied by the number of Shares to be purchased. In addition, the Optionee shall furnish any written statements required hereby.

------------------------------

     Third Option Exercise Price shall be adjusted in the manner set forth in
     Section 8(a) of this Agreement.

          (b) PERMITTED CONSIDERATION. The purchase price of any Shares purchased upon exercise of an A&M Option shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Company;
(iii) by notice and third party payment in such manner as may be permitted by the Board of Directors, or the Compensation Committee of the Board of Directors, of the Company (the "Committee"); (iv) in the event A&M shall exercise any A&M Options and sell the Shares acquired upon such exercise to the Company in connection with the occurrence of any of the events described in Sections 7 and 8 of the Management Services Agreement and with the prior written consent of the Company, by a "cashless exercise" whereby A&M shall pay the applicable exercise price with the proceeds of such sale; or (v) by the delivery of Shares already owned by the Optionee (other than shares subject to the Pledge Agreement); PROVIDED, HOWEVER, that the Committee may in its absolute discretion limit or deny the Optionee's ability to exercise any A&M Option by the means set forth in clauses (iii), (iv) or (v) above. Any Shares that the Committee permits to be used to satisfy the exercise price of any A&M Option shall be valued at their Market Price (as defined in Section 8(d)) on the date of exercise and shall have been owned by the Optionee for at least six months prior to the exercise.

          5.   COMPLIANCE WITH LAWS.

          (a) SECURITIES LAWS. The issuance and delivery of the Shares are subject to compliance with all applicable federal and state securities laws, and to such approvals by any listing, regulatory or governmental authority as may be necessary in connection therewith. Any securities delivered under this Agreement shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may reasonably deem necessary to assure compliance with such legal requirements.

     Each certificate for the Shares initially issued upon exercise of any A&M Option shall bear the following legend, unless, at the time of exercise, such Shares are subject to a currently effective registration statement under the Securities Act of 1933, as amended (the "ACT"):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO A REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION AND IN COMPLIANCE WITH THE NON-TRANSFERABLE OPTION AGREEMENT DATED JANUARY 31, 1997 PURSUANT TO WHICH THEY WERE ISSUED."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act, of the securities represented thereby) shall also bear the above legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

          (b) TAX WITHHOLDING. Upon exercise of any A&M Option, the Optionee shall be responsible for the payment and shall indemnify the Company for any nonpayment of any taxes on income or gain which the Optionee may be required to pay or the Company may be required to withhold with respect to such event.

          (c) PAYMENT OF TAXES. The Company shall pay all documentary stamp taxes, if any, attributable to this Agreement or the issuance of any of the Shares or other securities upon the exercise of any A&M Option, PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any permitted transfer involved in the issue of any certificates for Shares in a name other than that of the Optionee. The Company shall not be required to issue or deliver such certificates unless or until the persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (d) RESERVATION OF SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of the A&M Options, the full number of Shares deliverable upon exercise of the A&M Options. Before taking any action which would cause an adjustment pursuant to Section 8 that would reduce the exercise price below the then par value (if any) of the Shares issuable upon exercise of any A&M Option, the Company will take any corporate action which may, in the opinion of its counsel (who may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the exercise price of the A&M Option being exercised as so adjusted.

          (e) REPRESENTATIONS OF THE COMPANY; OBTAINING APPROVALS; NO REGISTRATION RIGHTS. The Company covenants and represents that all Shares which may be issued upon the exercise of the A&M Options will, upon issuance, be fully paid and nonassessable and free from all taxes (other than as provided in Section 5(b)), liens, charges and security interests with respect to the issue thereof. The Company will in good faith, and as expeditiously as reasonably possible, take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities, and will make any and all filings under Federal and State securities laws, necessary in connection with the issuance of the A&M Options, the exercise of the A&M Options, and the issuance, sale, transfer and delivery of Shares upon exercise of the A&M Options to the Optionee, PROVIDED THAT, subject to A&M's rights under the Registration Rights Agreement (as defined in the Management Services Agreement), the foregoing provisions of this sentence shall not be deemed to require registration of the A&M Options or the Shares issuable on exercise of the A&M Options under the Securities
Act of 1933, as amended, or similar state securities laws.

          (f) REPRESENTATIONS AND WARRANTIES OF OPTIONEE. Optionee hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

               (1) REVIEW OF DOCUMENTS, INVESTMENT RISK. Optionee and Optionee's advisers have reviewed the Disclosure Statement for Debtors' First Amended Chapter 11 Plan dated October 4, 1996 and have been afforded an opportunity to review and receive certain confidential descriptive information relating to the Company, the Company's business and finances, and any and all other information deemed relevant by Optionee in order to make an informed investment decision regarding this Agreement, the A&M Options and the Shares (the "INFORMATION"), (ii) Optionee has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers and representatives of the Company and its subsidiaries to the extent necessary to evaluate the merits and risks related to an investment in the Company, (iii) Optionee has, to the extent Optionee deemed necessary, been advised by legal counsel of Optionee's choice in connection with this Agreement, the A&M Options and the issuance and sale of the Shares pursuant hereto, and (iv) Optionee's financial condition is such that Optionee can afford to bear the economic risk of holding unregistered Common Stock for which there is no market and to suffer a complete loss of Optionee's investment therein.

               (2) PURCHASE FOR INVESTMENT. Optionee represents and warrants that (i) the Optionee is, and the Shares acquired upon the exercise of any A&M Options will be, acquired for Optionee's own account for investment and not with a view to or for sale in connection with any distribution of the Common Stock, (ii) Optionee does not presently have any reason to anticipate any change in Optionee's circumstances or any other particular occasion or event which would cause Optionee to sell any of such Shares, and (iii) Optionee is fully aware that in agreeing to sell or issue such Shares to Optionee the Company is relying upon the truth and accuracy of these representations and warranties. Optionee agrees that Optionee will not sell or otherwise dispose of any Shares except in compliance with the Act, the rules and regulations of the Securities and Exchange Commission thereunder, the relevant state securities laws applicable to Optionee's actions, and the terms of this Agreement and the Management Services Agreement.

               (3) NO MARKET. The Optionee acknowledges that no trading market for the Common Stock is expected to exist following the proposed acquisition of the Debtors and that, as the result, Optionee may be unable to sell any of the Shares for the foreseeable future.

          6.   LIMITATIONS ON TRANSFERS AND EXCHANGES OF SHARES.

          (a) NO SALE OR TRANSFER. The Optionee agrees that Optionee will not, directly or indirectly, sell, pledge, give, bequeath, transfer, assign or in any other way whatsoever encumber or dispose of (a "transfer") any Shares issued upon exercise of an A&M Option (or any interest therein), except as permitted or required by this Agreement and the Management Services Agreement, or as may be specifically authorized by the Board of Directors of the Company in its sole discretion.

          (b) DURING TERM OF MANAGEMENT SERVICES AGREEMENT OR RULE 144 HOLDING PERIOD. Prior to (i) October 14, 1998 or, (ii) the expiration of the applicable holding period under Rule 144 of the Act ("RULE 144"), whichever is later, Optionee shall not sell, transfer, encumber or otherwise dispose of any of the Shares, except as required by Sections 7 and 8 of the Management Services Agreement, and, after October 14, 1998, only in accordance with Rule 144 or pursuant to an effective registration statement under the Act. Any sale, transfer, assignment, pledge or hypothecation in contravention of this proscription shall be void ab initio.

          (c) RIGHT OF FIRST REFUSAL. If the holder of any Shares is permitted to and desires to sell, transfer or otherwise dispose of the Shares or any interest therein (a "DISPOSITION"), the holder shall first send a notice to the Company which shall include the consideration and manner of payment thereof of the proposed Disposition and identify the potential transferees (the "DISPOSITION NOTICE"). Such Disposition Notice shall constitute an offer by the holder to sell the Shares or any interest therein as set forth in the Disposition Notice to the Company ( or its assignee) upon the terms set forth in the Disposition Notice (the "HOLDER OFFER"). The Company (or its assignee) shall have a period of 15 days in which to accept the Holder Offer by delivery of a notice to the Holder (the "COMPANY ACCEPTANCE"). In the event the Company (or its assignee) accepts the Holder Offer, it shall be obligated to buy, and the holder shall be obligated to sell, on the terms and conditions of the Holder Offer, the Shares, or any interest therein to which the offer relates, except that (i) the closing of such purchase and sale shall take place at the principal offices of the Company on a date to be selected by the Company (or its assignee) which shall be no later than 20 days after the date of the Company Acceptance and (ii) in the event that the Holder Offer included as all or part of the purchase consideration any consideration other than cash, the Company (or its assignee) shall pay, in lieu of such non-cash consideration, an amount in cash equal to the fair market value of such non-cash consideration as determined in good faith by the Company's Board of Directors. In the event that the Company (or its assignee) does not accept the Holder Offer within the 15-day period specified above, the holder may make the Holder Offer to any or all of the parties identified in the Disposition Notice and sell the Shares or the interest therein for the consideration and manner of payment no less favorable than as set forth in the Holder Notice, within 60 days after the end of the first 15-day period specified above; provided, however, that if the sale of the Shares or interest therein to such third party has not been consummated by the date 60 days after the expiration of the first 15-day period specified above, the Shares and any interest therein shall again become subject to the first refusal right of the Company set forth above and the holder may not sell, transfer or otherwise dispose of the Shares or any interest therein except in accordance with the foregoing. Any election by the Company not to accept any Holder Offer in any instance shall not constitute a waiver of its right to receive a Holder Offer in each case in the future in which the holder desires to sell, transfer or otherwise dispose of the Shares or any interest therein.

          (d) EVIDENCE OF COMPLIANCE. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to cause any Shares to be transferred to any person unless (i) the holder-transferor of such Shares shall furnish to the Company evidence of compliance with, or exemption from, the Act, as specifically set forth in the next paragraph and shall comply in all material respects with all conditions set forth in this Agreement to a transfer of such Shares, and (ii) such transferee shall assume in writing transferor's obligations under this Section 6 and agree to be bound by the provisions of this Agreement.

          (e) TRANSFER REQUIREMENTS. Optionee and each person to which any Shares are transferred (by acceptance of such transfer) hereby agrees that it will not dispose of any Shares except pursuant to (1) an effective registration statement under the Act and the receipt of all applicable qualifications under state securities laws or (2) a written opinion of counsel, reasonably satisfactory in form and substance to the Company, delivered to the Company, that the Shares may be transferred without registration under the Act or qualification under such laws. Each person proposing to transfer Shares, other than pursuant to an effective registration statement under the Act, shall, if requested by the Company, as a condition precedent to the effectiveness of such transfer, deliver to the Company:

               (1) an investment representation letter and investment covenant reasonably satisfactory in form and substance to the Company and its counsel signed by the proposed transferee; and

               (2)  the agreement required to be delivered pursuant to clause
     (ii) of paragraph (d) above.

          7. NON-TRANSFERABILITY OF OPTION. Each A&M Option and any other rights of the Optionee under this Agreement are exercisable only by the Optionee, and are nontransferable and shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Company).

          8. ADJUSTMENT OF EXERCISE PRICE, NUMBER OF SHARES PURCHASABLE. The First Option Exercise Price, the Second Option Exercise Price and the Third Option Exercise Price, and the number of Shares purchasable upon the exercise of each A&M Option are subject to adjustment from time to time as provided in this
Section 8.

          (a) ISSUANCE OF ADDITIONAL SHARES. Effective as of the last day of each fiscal quarter through January 31, 1998, the First Option Exercise Price, the Second Option

Exercise Price and the Third Option Exercise Price, as the case may be, and the number of Shares purchasable under each A&M Option shall be adjusted as follows in order to account for any shares of Common Stock issued by the Company after the Effective Date pursuant to Section [5.05(a)] of the POR (such shares being referred to herein as the "ADDITIONAL SHARES."

               (1) The number of Shares purchasable upon exercise of each A&M Option shall be increased by a number of shares equal to three and one-third percent (3 1/3%) of the aggregate number of Additional Shares that have been issued since (A) the Effective Date, in the case of the first adjustment made under this Section 8(a)(1), and (B) the effective date of any adjustment most recently made pursuant to this Section 8(a) in the case of all other adjustments made under this Section 8(a)(1) (the "TOTAL OUTSTANDING PLAN SHARES");

               (2) The First Option Exercise Price shall be adjusted to equal the QUOTIENT OF (A) $95,000,000 DIVIDED BY (B) Total Outstanding Plan Shares (as such Total Outstanding Plan Shares shall have been adjusted to reflect the increase required by Section 8(a)(1)), as further adjusted to reflect any adjustments previously made pursuant to the other adjustment provisions of this Section 8;

               (3) The Second Option Exercise Price shall be adjusted to equal THE QUOTIENT of (A) $115,000,000 DIVIDED BY (B) Total Outstanding Plan Shares, (as such Total Outstanding Plan Shares shall have been adjusted to reflect the increase required by Section 8(a)(1)), as further adjusted to reflect any adjustments previously made pursuant to the other adjustment provisions of this Section 8;

               (4) The Third Option Exercise Price shall be adjusted to equal THE QUOTIENT of (A) $140,000,000 DIVIDED BY (B) Total Outstanding Plan Shares, (as such Total Outstanding Plan Shares shall have been adjusted to reflect the increase required by Section 8(a)(1)), as further adjusted to reflect any adjustments previously made pursuant to the other adjustment provisions of this Section 8.

          (b) STOCK DIVIDENDS, SPLITS, ETC. If the Company shall at any time after the date of this Agreement (i) pay a dividend or make a distribution on its Common Stock which is paid or made (A) in Common Stock or other shares of the Company's capital stock or (B) in rights to purchase Common Stock or other securities of the Company if such rights are not exercisable or separable from the Common Stock except upon the occurrence of a contingency, (ii) subdivide its outstanding Common Stock into a greater number of shares of Common Stock,
(iii) combine its outstanding shares into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock other securities of the Company, then, in any such event the number of Shares purchasable upon exercise of each A&M Option immediately prior thereto shall be adjusted so that the Optionee shall be entitled to receive upon exercise of such A&M Option the kind and number of shares of the Common Stock and rights to purchase Common Stock or other securities of the Company (or, in the event of the redemption of any such rights, any cash paid in respect of such redemption) or another entity that the Optionee would have owned or have been entitled to receive after the happening of any of the events described above had such A&M Option been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (b) shall become effective immediately after the opening of business on the next business day following the record date in the case of dividends or other distributions and shall become effective immediately after the opening of business on the next business day following the effective date in the case of a subdivision or combination.

          (c) DISTRIBUTIONS OF ASSETS. If the Company shall at any time after the date of this Agreement distribute to all holders of its Common Stock evidences of indebtedness of the Company or assets of the Company (excluding cash dividends or distributions out of retained earnings) or rights or warrants to subscribe for securities of the Company (excluding those referred to in paragraph (b) above), then in each such case the First Option Exercise Price, the Second Option Exercise Price and the Third Option Exercise Price, as the case may be, shall be adjusted to a price determined by multiplying the First Option Exercise Price, the Second Option Exercise Price and the Third Option Exercise Price, as the case may be, in effect immediately prior to such distribution by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in paragraph (d) below) on the record date for determination of shareholders entitled to receive such distribution, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, and of which the denominator shall be such market price per share of Common Stock; PROVIDED, HOWEVER, that if the then current market price per share of Common Stock on the record date for determination of shareholders entitled to receive such distribution is less than the then fair value of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, the foregoing adjustment of the First Option Exercise Price, the Second Option Exercise Price and the Third Option Exercise Price, as the case may be, shall not be made and in lieu thereof the number of Shares purchasable upon exercise of each A&M Option immediately prior to such distribution shall be adjusted so that the Optionee shall be entitled to receive upon exercise of such A&M Option the kind and number of assets, evidences of indebtedness, subscription rights and warrants (or, in the event of the redemption of any such evidences of indebtedness, subscription rights and warrants, any cash paid in respect of such redemption) that Optionee would have owned or have been entitled to receive after the happening of such distribution had such A&M Option been exercised immediately prior to the record date for such distribution. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

          (d) COMPUTATION OF MARKET PRICE. For the purpose of any computation under paragraphs (a), (b) and (c) of this Section, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily Market Price (as defined below) per share for the 30 consecutive Trading Days (as defined below) commencing 45 Trading Days before the date in question. "Market Price" is defined as the closing sale price (or, if no closing sale price is reported, the closing bid price) for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if the Common Stock is not quoted on NASDAQ, as reported by the National Quotation Bureau Incorporated. In the event that the Common Stock is hereafter listed for trading on one or more United States national or regional securities exchanges, Market Price shall be the closing price on the exchange or system designated by the Board of Directors of the Company as the principal United States market in which the Common Stock is traded. If Market Price cannot be established as described above, Market
Price shall be determined in accordance with the procedure set forth in
Section 7(e) of the Management Services Agreement for the determination of the "Fair Market Value" of the Common Stock thereunder. "Trading Day" shall mean a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of California, are not authorized or obligated by law or executive order to close or, if the Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

          (e) MINIMUM ADJUSTMENT. No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one per cent (1%) in the number of Shares purchasable upon the exercise of each A&M Option; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (f) EXERCISE PRICE ADJUSTMENT. Whenever the number of Shares purchasable upon the exercise of each A&M Option is adjusted pursuant to Section 8(b), the First Option Exercise Price, the Second Option Exercise Price and the Third Option Exercise Price, as the case may be, per Share payable upon exercise of each A&M Option shall be adjusted (to the nearest cent) by multiplying such First Option Exercise Price, the Second Option Exercise Price and the Third Option Exercise Price, as the case may be, immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each A&M Option immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter; PROVIDED, HOWEVER, that if, as a result of an adjustment of the Shares purchasable upon the exercise of an A&M Option, the Optionee shall be entitled upon exercise to receive shares of two or more classes of capital stock or Common Shares and other capital stock of the Company, the Board of Directors shall determine in good faith the allocation of the First Option Exercise Price, the Second Option Exercise Price and the Third Option Exercise Price, as the case may be, between or among shares of such classes of capital stock or Common Stock and other capital stock.

          (g) DEFINITION OF COMMON STOCK. For the purpose of this Section 8, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the

Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (b) above, the Optionee shall become entitled to purchase any securities of the Company other than Common Stock, thereafter the number of such other securities so purchasable upon exercise of each A&M Option and the First Option Exercise Price, the Second Exercise Price and the Third Option Exercise Price, as the case may be, of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 8 with respect to the Shares, shall apply on like terms to any such other securities.

          (h) READJUSTMENT OF EXERCISE PRICE AND NUMBER OF OPTION SHARES. If, upon the expiration of any rights or warrants with respect to which there shall have been an adjustment of the number of Shares purchasable upon the exercise of each A&M Option or of the First Option Exercise Price, the Second Exercise Price and the Third Option Exercise Price, as the case may be, any of such rights or warrants shall not have been exercised, the First Option Exercise Price, the Second Exercise Price and the Third Option Exercise Price, as the case may be, and the number of shares of Common Stock purchasable upon the exercise of an A&M Option shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only shares of Common Stock so issued were the Common Stock, if any, actually issued or sold upon the exercise of such rights or warrants and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights or warrants whether or not exercised; PROVIDED, that no such readjustment shall have the effect of increasing the First Option Exercise Price, the Second Exercise Price and the Third Option Exercise Price, as the case may be, or reducing the number of Common Stock purchasable upon exercise of an A&M Option by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights or warrants.

          (i) COMPANY MAY REDUCE EXERCISE PRICE OR INCREASE NUMBER OF OPTION SHARES PURCHASABLE. The Company may, at its option, at any time during the term of the A&M Option, reduce the then current First Option Exercise Price, the Second Exercise Price and the Third Option Exercise Price, as the case may be, or increase the number of Common Shares purchasable upon exercise of each A&M Option, to any amount deemed appropriate by the Board of Directors of the Company.

          (j) NO ADJUSTMENT FOR DIVIDENDS. Except as provided in subsections 8(a) through (i), no adjustment in respect of any dividends shall be made during the term of an A&M Option or upon the exercise of an A&M Option.

          (k) CONSOLIDATION, MERGER OR SALE OF ASSETS. Subject to any election by the Company pursuant to Section 8(l) hereof, if (i) the Company shall at any time consolidate with or merge with or into another corporation and (ii) the Common Stock is exchanged, cancelled or reclassified in connection with such transaction, Optionee will thereafter receive, upon the exercise thereof in accordance with the terms of this Agreement, the securities, property or cash to which the holder of the number of shares of Common Stock deliverable upon the exercise of each A&M Option immediately prior to such transaction would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of each A&M Option. Prior to or simultaneously with such transaction, the Company or the successor corporation, as the case may be, shall execute and deliver to Optionee a supplemental agreement so providing. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the purposes of clause (i) of the first sentence of this Section 8(k). The provisions of this Section 8(k) shall similarly apply to successive mergers or consolidations or sales or other transfers.

          (l) ELECTION UPON MERGER OR CONSOLIDATION. Notwithstanding anything in this Agreement to the contrary, if at any time prior to the Expiration Date
(i) the Company proposes to consolidate with or merge with or into another corporation (other than in a merger or consolidation, directly or indirectly, with a person or entity that is controlled by an affiliate of the Company), (ii) the Common Stock would be exchanged, cancelled or reclassified in connection with such transaction, and (iii) as a result of such transaction and any substantially related transactions (including, without limitation, a tender offer for the Common Stock which precedes a merger involving the Company), the Board of Directors of the Company determines that the beneficial holders of the Common Stock of the Company immediately prior to such transaction would beneficially own less than one-half of the issued and outstanding equity of the surviving or resulting corporation or the parent corporation thereof following such transaction or transactions, then the Company may, at its option, notify A&M that it must exercise all vested and unexercised A&M Options (in full) into Shares as of a date prior to the completion of such transaction (or, in the case of a tender offer for the Common Stock which precedes a merger involving the Company, immediately prior to the termination of such tender offer). Any A&M Option (or the portion thereof) not exercised by A&M by the day immediately prior to the completion of such a transaction shall be cancelled and be of no further force and effect. For purposes of clause (i) of the preceding sentence, "affiliate" shall mean any person or entity controlling, controlled by or under common control with the Company, and whether a person or entity is controlled by an affiliate of the Company shall be tested as of the date of the merger or consolidation giving rise to the application of this Section 8(l) (except that in the case of a tender offer for the Common Stock which precedes a merger involving the Company, shares of Common Stock acquired pursuant to such tender offer shall be disregarded). Notwithstanding the giving of a notice as provided herein, in the event that the proposed transaction which results in the Company giving such notice is not completed, then the

A&M Options shall be deemed fully reinstated as if such notice had not been given. A sale of all or substantially all the assets of the Company for a consideration shall be deemed to be a merger for the purposes of this Section 8(l). If the Company shall determine to exercise its option under this
Section 8(l), it shall give notice of the proposed transaction at least 30 days prior to the proposed effective date thereof (or, in the case of a tender offer) to A&M as follows: Notice of such proposed transaction, specifying the date or approximate date set for the consummation thereof, shall be mailed to A&M to its last addresses as it appears upon the registry books of the Company in accordance with Section 10. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

          (m) TERMINATION OF AWARDS ON DISSOLUTION. If any unexpired and unexercised A&M Option or other right under any unexpired and unexercised A&M Option is not exercised prior to a dissolution of the Company, express provision shall be made in the plan of dissolution or otherwise for the substitution or other settlement of any unexpired and unexercised A&M Option for the payment of the fair value thereof, or upon exercise and payment of the exercise price, for the payment of value equivalent to that paid in the dissolution to the holders of a like number of Shares as then are subject to any unexpired and unexercised A&M Option immediately prior thereto.

          (n) EFFECTIVE DATE OF ADJUSTMENT. Except as provided herein, adjustments under this Section 8 shall become effective immediately after the record date for the determination of shareholders entitled to receive the applicable rights contemplated thereby. Nevertheless, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event or payment giving rise to such adjustment), in which case the Company shall, with respect to any unexpired and unexercised A&M Option exercised after such record date and before such adjustment shall have become effective (i) defer issuing the number of Shares or other securities or property of the Company deliverable upon such exercise in excess of the number of Shares or other securities or property of the Company issuable thereupon only on the basis of the First Option Exercise Price, the Second Option Exercise Price or the Third Option Exercise Price, as the case may be, prior to adjustment, and (ii) not later than five business days after such adjustment shall have become effective issue to such holder the additional Shares or other securities or property of the Company issuable, if any, on such exercise.

          (o) EXERCISE PRICE ON CERTIFICATE. Irrespective of any adjustments in the First Option Exercise Price, the Second Option Exercise Price or the Third Option Exercise Price, as the case may be, or the number or kind of shares that may be acquired upon the exercise of any A&M Option, this Agreement may continue to express the same First Option Exercise Price, Second Option Exercise Price or Third Option Exercise Price, as the case may be, per Share and number and kind of Shares as are originally set forth in this Agreement.

          (p) TAX RELATED ADJUSTMENTS. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the First Option

Exercise Price, the Second Option Exercise Price or the Third Option Exercise Price, as the case may be, or increase in the number of Shares purchasable upon exercise of any A&M Option, in addition to those required by this Section, as it in its discretion shall reasonably determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable.

          9.   NOTICES TO OPTIONEE.

          (a) ADJUSTMENTS. Subject to Section 8(l), upon any adjustment of the exercise price or the number of Shares the Optionee shall be entitled to purchase upon exercise thereof pursuant to Section 8, the Company within 20 days thereafter shall (i) mail to the Optionee (at the address last appearing on the Company's records for such purposes) a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the exercise price after such adjustment and the adjusted number of Shares (or fraction thereof) purchasable upon exercise of any unexpired and unexercised A&M Option and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

          (b)  DISTRIBUTIONS; CERTAIN MAJOR EVENTS.  If:

               (i) the Company shall declare a dividend (or any other distribution) payable to the holders of Shares otherwise than in cash; or

               (ii) the Company shall authorize the granting to the holders of Shares of rights to subscribe for or purchase any shares of any class or of any other rights; or

               (iii) the Company shall authorize any reclassification or change of the Shares (other than a subdivision or combination of its outstanding Shares), or any reclassification, consolidation, merger or other reorganization to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company; or

               (iv) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, subject to Section 8(l),the Company shall cause to be mailed to the Optionee, (at the address last appearing on the Company's records for such purposes), at least 20 days prior to the applicable record date or effective date hereinafter specified or as soon thereafter as practicable, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Shares to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Shares shall be entitled to exchange their Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, reorganization, conveyance, transfer, dissolution, liquidation or winding up. If any action referred to in this Section 9(b) requires the approval of holders of Shares, the Company shall cause notice of the proposed action and the record date for the determination of holders of Shares entitled to vote on such matter to be mailed to the Optionee (at such address), at least 20 days prior to such record date or as soon thereafter as practicable, by first class mail, postage prepaid. The failure to give any notice required by this subsection 9(b) or any defect therein shall not affect the legality of any such reclassification, consolidation, merger, reorganization, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action; PROVIDED, HOWEVER, that the failure to give any notice will extend the period during which any unexpired and unexercised A&M Option may be exercised by a like number of days and during which the holder is entitled to receive securities or other property, as the case may be, upon exercise of any unexpired and unexercised A&M Option.

          Nothing contained in this Agreement shall be construed as conferring upon the Optionee (v) the right to vote or receive dividends or rights or to be deemed for any purpose the holder of Shares or of any other securities of the Company which may at any time be issuable on the exercise of any unexpired and unexercised A&M Option, (w) any other rights of a shareholder of the Company,
(x) any right to vote upon any matter submitted to shareholders at any meeting thereof, (y) any authority to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise), or (z) except as provided herein, to receive notice of meetings, until any unexpired and unexercised A&M Option shall have been exercised as provided herein.

          10. NOTICES. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal offices located at 19701 Hamilton Avenue, Torrance, California 90502-1334, to the attention of the Chief Financial Officer and Corporate Secretary, and to the Optionee at the address given beneath the Optionee's signature hereto, or to such other address as either party may hereafter designate in writing delivered to the other party expressly for such purposes. Notices or demands authorized by this Agreement to be given or made by Optionee to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, to the address set forth above (until another address is filed in writing). Notices or demands authorized by this Agreement to be given or made by the Company to the Optionee shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to Optionee at the address of the Optionee given beneath its signature hereto.

          11. AMENDMENTS. This Agreement may be amended, but only by writing signed by the Company and the Optionee.

          12. SUCCESSORS; BENEFIT. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Optionee shall bind and inure to the benefit of their respective successors and permitted assigns hereunder. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Optionee any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Optionee and any such permitted assigns or successors.

          13. TERMINATION. This Agreement shall terminate at 5:00 p.m. (Pacific time) on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date on which all unexpired and unexercised A&M Options have been exercised in their entirety.

          14. GOVERNING LAW. This Agreement and the A&M Options shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state, subject to the General Corporation Law of the state of incorporation of the Company as to matters governed thereby as a matter of corporation law.

          15. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          16. HEADINGS. The headings used in this Agreement are inserted for convenience only and neither constitute a portion of this Agreement nor in any manner affect the construction of the provisions of this Agreement.

          17. EFFECTIVE DATE. This Agreement and the A&M Options evidenced hereby shall be granted as of the Effective Date and subject to the effectiveness of the POR.

          IN WITNESS WHEREOF, each of the Company and the Optionee has caused this Agreement to be executed on its behalf by a duly authorized officer.


                              WEI ACQUISITION CO.
                              (a Delaware corporation)


                              By /s/ Bob Davenport
                                --------------------------------------------

                                Title Chief Financial Officer and Secretary
                                     ---------------------------------------




                              A&M INVESTMENT ASSOCIATES #3, LLC


                              By /s/ Antonio C. Alvarez II
                                --------------------------------------------
                                Title Manager
                                     ---------------------------------------

                               c/o Alvarez & Marsal, Inc.
                              885 Third Avenue,  Suite 1700
                              -----------------------------
                                        (Address)

                              New York, New York 10022
                              ----------------------------------------------
                                  (City, State, Zip Code)

Notational Record of Exercise:

FIRST A&M OPTION

------------------------------------------------------------------------------
       Date      Number of Shares     Amount Received
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------



SECOND A&M OPTION

------------------------------------------------------------------------------
       Date      Number of Shares     Amount Received
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------

THIRD A&M OPTION

------------------------------------------------------------------------------
       Date      Number of Shares     Amount Received
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                                                      EXHIBIT A

                           FORM OF EXERCISE OF OPTION

             ( To be executed upon each exercise of any A&M Option )


          The undersigned hereby irrevocably elects to exercise the right, evidenced by the Non-Transferrable Stock Option Agreement dated as of January 31, 1997 (the "Agreement"; capitalized terms used herein without definition having the meanings given thereto in the Agreement), to purchase shares (the "Shares") under the [check applicable box(es)] [/ / First A&M Option] [/ / Second A&M Option] [/ / Third A&M Option] and herewith tenders payment in full for such Shares as follows: [check applicable box(es)]

          / /  by certified or official bank check payable to the order of
               [       ] in the amount of $
                -------                    -------------

          / /       by delivery of          shares with a value of
$           per share, or $               in the aggregate
 ----------                --------------

in accordance with the terms of the Agreement.

Optionee requests that a certificate for such Shares be registered to Optionee [or a designee permitted by the Committee pursuant to Section 4 of the
Agreement] and delivered to Optionee at:            [insert address]          .
                                        --------------------------------------

If said number of Shares is less than all of the shares purchasable under the [check applicable box(es)] [/ / First A&M Option] [/ / Second A&M Option] [/ / Third A&M Option] under the Agreement, Optionee represents that it has made (and authorizes the Company to likewise make) notation of the partial exercise and the date hereof on its executed copy of the Agreement.

Optionee acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, or any applicable state laws and may be sold or otherwise transferred only in compliance with such laws, and represents that it will comply with all such laws as to any transactions with respect to the Shares and as to all restrictions applicable to the Shares under the Agreement.

Dated:                        A&M INVESTMENT ASSOCIATES #3, LLC

                              By
-----------------               ----------------------------------------------

                              Its
-----------------                ---------------------------------------------
(Insert Taxpayer I.D. No.
  of Optionee.)

To be completed by Company after the price, value (if applicable) and receipt of funds verified:

ACCEPTED BY:
WEI ACQUISITION CO.


By:
   ---------------------------
Its:
    --------------------------